Exhibit 10.1

Final Form

FORM OF INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of [DATE], is by and between Calumet, Inc., a Delaware corporation (the “Company”), and [NAME OF DIRECTOR/OFFICER] (the “Indemnitee”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that the increased difficulty to attract and retain qualified persons as directors and officers of the Company and its subsidiaries is detrimental to the best interests of the Company’s stockholders and that the Company should act to assure such persons that there shall be adequate certainty of protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company;

WHEREAS, the Company has adopted provisions in its Bylaws (as amended and/or restated from time to time, the “Bylaws”) providing for indemnification and advancement of expenses of its directors and officers to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), and the Company wishes to clarify and enhance the rights and obligations of the Company and the Indemnitee with respect to indemnification and advancement of expenses;

WHEREAS, in order to induce and encourage highly experienced and capable persons such as the Indemnitee to serve and continue to serve as directors and officers of the Company and/or its subsidiaries and in any other capacity with respect to the Company and/or its subsidiaries as the Company may request, and to otherwise promote the desirable end that such persons shall resist what they consider unjustified lawsuits and claims made against them in connection with the good faith performance of their duties to the Company and/or its subsidiaries, with the knowledge that certain costs, judgments, penalties, fines, liabilities, and expenses incurred by them in their defense of such litigation are to be borne by the Company and they shall receive appropriate protection against such risks and liabilities, the Board has determined that the following Agreement is reasonable and prudent to promote and ensure the best interests of the Company and its stockholders; and

WHEREAS, the Company desires to have the Indemnitee serve or continue to serve as a director or officer of the Company and/or its subsidiaries and in any other capacity with respect to the Company and or its subsidiaries as the Company may request, as the case may be, free from undue concern for unpredictable, inappropriate, or unreasonable legal risks and personal liabilities by reason of the Indemnitee acting in good faith in the performance of the Indemnitee’s duties; and the Indemnitee desires to continue so to serve, provided, and on the express condition, that he or she is furnished with the protections set forth hereinafter.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to [continue to] provide services to the Company, the parties agree as follows:

1. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Agreement” shall have the meaning ascribed to it in the Preamble.

(b) “Beneficial Owner” or “Beneficial Ownership” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(c) “Board” shall have the meaning ascribed to it in the Recitals.

(d) “Bylaws” shall have the meaning ascribed to it in the Recitals.

(e) “Certificate of Incorporation” shall have the meaning ascribed to it in Section 2.

(f) “Change in Control” means the occurrence of any of the following:

(i) Acquisition of Stock by Third Party. Any Person, other than the Company, a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities, unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. means an occurrence deemed to have occurred if, with respect to any particular 24-month period (not including any period prior to the execution of this Agreement), the individuals who, at the beginning of such 24-month period, constituted the Board of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director (other than a director designated by a Person who has entered into an agreement with the Company to effect a transaction described in Section 1(f)(i), 1(f)(iii) or 1(f)(iv)) subsequent to the beginning of such 24-month period whose election, or nomination for election by the stockholders of the Company, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the Board or other governing body of such surviving entity; and

(iv) Liquidation. The approval by the stockholders of the Company of a complete liquidation of the Company or an agreement or series of agreements for the sale or disposition by the Company of all or substantially all of the Company’s assets, or, if such approval is not required, the decision by the Board to proceed with such a liquidation, sale, or disposition in one transaction or a series of related transactions.

(g) “Claim” means:

(i) any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii) any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

(h) “Company” shall have the meaning ascribed to it in the Preamble.

(i) “Constituent Documents” shall have the meaning ascribed to it in Section 2.

(j) “Delaware Court” shall have the meaning ascribed to it in Section 8(e).

(k) “DGCL” shall have the meaning ascribed to it in the Recitals.

(l) “Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(m) “Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(n) “Expenses” means any and all expenses, including attorneys’ and experts’ fees, fees and expenses of accountants and other advisors, retainers and disbursements and advances thereon, court costs, transcript costs, travel expenses, witness fees, duplicating, printing and binding costs, telephone charges, and all other direct and indirect costs and expenses incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise, (iii) any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and (iv) any interest, assessments or other charges in respect of the foregoing. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(o) “Indemnifiable Event” means any event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of any other corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement).

(p) “Indemnitee” shall have the meaning ascribed to it in the Preamble.

(q) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(r) “Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with any Claim, including investigating, defending, being a witness in, or participating in (including on appeal), or preparing to defend, be a witness, or participate in such Claim.

(s) “Notification Date” shall have the meaning ascribed to it in Section 8(c).

(t) “Other Indemnity Provisions” shall have the meaning ascribed to it in Section 12(a).

(u) “Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity, and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(v) “Principal Stockholder” shall have the meaning ascribed to it in Section 12(b).

(w) “Proceeding” shall have the meaning ascribed to it in Section 12(b).

(x) “Standard of Conduct Determination” shall have the meaning ascribed to it in Section 8(b).

(y) “Voting Securities” means any securities of the Company that vote generally in the election of directors.

For the purpose of this Agreement, references to “fines” shall include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a Person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

2. Services to the Company. In consideration of the Company’s covenants and obligations hereunder, Indemnitee agrees to [serve/continue to serve] as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders [his/her] resignation or is no longer serving in such capacity. Service at any subsidiary of the Company shall be deemed to be service at the request of the Company for purposes of this Agreement. By entering into this Agreement, Indemnitee is deemed to be serving at the request of the Company, and the Company is deemed to be requesting such service. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that [his/her] [employment with/service to] the Company or any of its subsidiaries or Enterprise is at-will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Bylaws or Certificate of Incorporation, as amended and/or restated from time to time (the “Certificate of Incorporation” and, together with the Bylaws, the “Constituent Documents”) or Delaware law. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 11 hereof.

3. Indemnification. Subject to Section 8 and Section 9 of this Agreement, the Company shall hold harmless and indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase, but not to diminish, the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

4. Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct and advances shall be made without regard to the Indemnitee’s ultimate entitlement to indemnification under the provisions of this Agreement or otherwise. Without limiting the generality or effect of the foregoing, within 20 calendar days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. In connection with any request for Expense Advances, Indemnitee shall execute and deliver to the Company an undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense Advances) to repay any amounts paid, advanced, or reimbursed by the Company for such Expenses to the extent that it is ultimately determined, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon. Expense Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement.

5. Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid (with no interest charged). Indemnitee also shall be required to reimburse the Company for the Company’s reasonable out-of-pocket costs, including attorneys’ fees, in the event that a final judicial determination is made that such action by Indemnitee was frivolous or not brought in good faith.

6. Partial Indemnity. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims.

(a) Notification of Claims. To obtain indemnification under this Agreement, Indemnitee shall notify the Company in writing as soon as practicable of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee; provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege) of the nature of, and the facts underlying, such Claim. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay actually and materially prejudices the Company. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.

(b) Defense of Claims. In the event Indemnitee is entitled to indemnification and/or advancement with respect to any Claim, Indemnitee may, at Indemnitee’s option, (i) retain counsel selected by Indemnitee and approved by the Company to defend Indemnitee in such Claim, at the sole expense of the Company (which approval shall not be unreasonably withheld, conditioned or delayed), or (ii) have the Company assume the defense of Indemnitee in such Claim, in which case the Company shall assume the defense of such Claim with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld, conditioned or delayed) within ten (10) days of the Company’s receipt of written notice of Indemnitee’s election to cause the Company to do so. If the Company is required to assume the defense of any such Claim, it shall engage legal counsel for such defense, and the Company shall be solely responsible for all fees and expenses of such legal counsel and otherwise of such defense. Such legal counsel may represent both Indemnitee and the Company (and any other party or parties entitled to be indemnified by the Company with respect to such matter) unless, in the reasonable opinion of legal counsel to Indemnitee, there is a conflict of interest between Indemnitee and the Company (or any other such party or parties) or there are legal defenses available to Indemnitee that are not available to the Company (or any such other party or parties). Notwithstanding either party’s assumption of responsibility for defense of a Claim, each party shall have the right to engage separate counsel at its own expense. The party having responsibility for defense of a Claim shall provide the other party and its counsel with all copies of pleadings and material correspondence relating to the Claim. Indemnitee and the Company shall reasonably cooperate in the defense of any Claim with respect to which indemnification is sought hereunder, regardless of whether the Company or Indemnitee assumes the defense thereof. Indemnitee may not settle or compromise any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. The Company may not settle or compromise any Claim without the prior written consent of Indemnitee, which consent shall not be unreasonably withheld, conditioned or delayed.

8. Determination of Right to Indemnification.

(a) Mandatory Indemnification; Indemnification as a Witness.

(i) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(ii) To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 8(b)) shall be required.

(b) Standard of Conduct. To the extent that the provisions of Section 8(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i) if no Change in Control has occurred, (A) by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, or (C) if there are no such Disinterested Directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii) if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by a majority vote of the Disinterested Directors, even if less than a quorum of the Board, or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

(iii) The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within ten (10) calendar days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 8(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 8(b) shall not have made a determination within 30 calendar days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 7(a) (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 30-calendar day period may be extended for a reasonable time, not to exceed an additional 30 calendar days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i) Indemnitee shall be entitled to indemnification pursuant to Section 8(a);

(ii) no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii) Indemnitee has been determined or deemed pursuant to Section 8(b) or Section 8(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within ten (10) calendar days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii), or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8.1(b)(i), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising [him/her] of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 8.1(b)(ii), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within ten (10) days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1(i), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 8(e) to make the Standard of Conduct Determination shall have been selected within 20 calendar days after the Company gives its initial notice pursuant to the first sentence of this Section 8(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 8(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware (“Delaware Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Delaware Court or such other person as the Delaware Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 8(b).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Subject to Section 8(f)(ii), any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Delaware Court unless otherwise required by the law of the state in which the Indemnitee primarily resides and works. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Remedies of the Indemnitee in Cases of Determination Not to Indemnify or to Advance Expenses; Right to Bring Suit. In the event that (1) a determination is made that the Indemnitee is not entitled to indemnification hereunder, (2) if payment is not timely made following a determination of entitlement to indemnification pursuant to Section 8(d), or (3) if Expense Advance is not timely made pursuant to Section 4 and Section 5, or (4) in the event that the Company or any other Person takes or threatens to take any action to declare this

Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder the Indemnitee may at any time thereafter bring suit against the Company seeking an adjudication of entitlement to such indemnification or Expense Advance, and any such suit shall be brought in the Delaware Court unless otherwise required by the law of the state in which the Indemnitee primarily resides and works. Alternatively, the Indemnitee at the Indemnitee’s option may seek an award in an arbitration to be conducted by a single arbitrator in the State of Delaware pursuant to the rules of the American Arbitration Association, such award to be made within 60 calendar days following the filing of the demand for arbitration. The Company shall not oppose the Indemnitee’s right to seek any such adjudication or award in arbitration. In any suit or arbitration brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit or arbitration brought by the Indemnitee to enforce a right to Expense Advance), it shall be a defense that the Indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL. Further, in any suit brought by the Company to recover Expense Advance pursuant to the terms of an undertaking, the Company shall be entitled to recover such Expense Advance upon a final judicial decision of a court of competent jurisdiction from which there is no further right to appeal that the Indemnitee has not met the Standard of Conduct Determination. Neither the failure of the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) to have made a determination prior to the commencement of such suit or arbitration that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the Standard of Conduct Determination, nor an actual determination by the Company (including the Disinterested Directors, a committee of Disinterested Directors, Independent Counsel, or its stockholders) that the Indemnitee has not met the Standard of Conduct Determination shall create a presumption that the Indemnitee has not met the Standard of Conduct Determination, or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to Expense Advance hereunder, or brought by the Company to recover Expense Advance pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Expense Advance, under this Section 8 or otherwise shall be on the Company. If a determination is made or deemed to have been made pursuant to the terms of Section 8 that the Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding, and enforceable. The Company further agrees to stipulate in any court or before any arbitrator pursuant to this Section 8 that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary. If the court or arbitrator shall determine that the Indemnitee is entitled to any indemnification or Expense Advance hereunder, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such adjudication or award in arbitration (including, but not limited to, any appellate proceedings) to the fullest extent permitted by law, and in any suit brought by the Company to recover Expense Advance pursuant to the terms of an undertaking, the Company shall pay all Expenses actually and reasonably incurred by the Indemnitee in connection with such suit to the extent the Indemnitee has been successful, on the merits or otherwise, in whole or in part, in defense of such suit, to the fullest extent permitted by law.

(iii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports, or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants, and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent, or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iv) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(v) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

(vi) Resolution of Claims. The Company acknowledges that a settlement or other disposition short of final judgment may be successful on the merits or otherwise for purposes of Section 8.1(a)(i) if it permits a party to avoid expense, delay, distraction, disruption, and uncertainty. In the event that any Claim relating to an Indemnifiable Event to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim, or proceeding with our without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise for purposes of Section 8.1(a)(i). The Company shall have the burden of proof to overcome this presumption.

9. Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute;

(d) indemnify Indemnitee for which payment has actually been made to or on behalf of Indemnitee under any insurance policy obtained by the Company except with respect to any excess amount of Expenses or Losses beyond the amount paid under such insurance policy; or

(e) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee, or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or under any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board of Directors’ under Rule 10D-1 under the Exchange Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

10. Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an

Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses on the Indemnitee, or any limitation on or obligation with respect to the Indemnitee, or that would directly or indirectly constitute or impose any admission or acknowledgment of fault or culpability with respect to the Indemnitee, without the Indemnitee’s prior written consent.

11. Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee, or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto), and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

12. Non-Exclusivity.

(a) The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the DGCL, any other contract, or otherwise (collectively, “Other Indemnity Provisions”); provided, further, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder, and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. The Company will not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish, or encumber Indemnitee’s right to indemnification under this Agreement or any Other Indemnity Provision.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses, and/or insurance provided by one or more stockholders that have invested in the Company and certain of their affiliates (collectively, the “Principal Stockholder”). Except (i) as limited by Section 3 above and (ii) with respect to any Proceeding initiated by the Principal Stockholder, the Company hereby agrees that, in connection with any Proceeding, the Company: (i) is the indemnitor of first resort (i.e., its obligations to Indemnitee are primary and any obligation of the Principal Stockholder to advance expenses or to provide indemnification for the same expenses or liabilities incurred by Indemnitee are secondary); (ii) shall be required to advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines, and amounts paid in settlement to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or Bylaws (or any other agreement between the Company and Indemnitee), without regard to any rights Indemnitee may have against the Principal Stockholder; and (iii) irrevocably waives, relinquishes, and releases the Principal Stockholder from any and all claims against the Principal Stockholder for contribution, subrogation or any other recovery of any kind in respect thereof. Except (i) as limited by Section 3 above and (ii) with respect to any Proceeding initiated by the Principal

Stockholder, the Company further agrees that no advancement or payment by the Principal Stockholder on behalf of Indemnitee with respect to any claim for which Indemnitee has sought indemnification from the Company hereunder shall affect the foregoing and that the Principal Stockholder shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Principal Stockholder are express third party beneficiaries of this Section 12(b).

As used in this Section 12(b), “Proceeding” means any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative, or legislative hearing, or any other threatened, pending, or completed proceeding (including, without limitation, any such proceeding under the Securities Act of 1933, as amended, or the Exchange Act or any other federal law, state law, statute or regulation), whether brought by or in the right of the Company and/or its subsidiaries or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative, or other nature, to which the Indemnitee was or is a party or is threatened to be made a party or is otherwise involved in by reason of the fact that the Indemnitee is or was a director, officer, employee, agent, or trustee of the Company or is or was serving at the request of the Company as a director, officer, employee, agent, or trustee of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan, or by reason of anything done or not done by the Indemnitee in any such capacity, whether or not the Indemnitee is serving in such capacity at the time any expense, liability, or loss is incurred for which indemnification or advancement can be provided under this Agreement.

13. Liability Insurance. For the duration of Indemnitee’s service as [a director/an officer/ a director and officer] of the Company, and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director) by such policy. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

14. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions, or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

15. Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16. More Favorable Terms. In the event the Company enters into an indemnification agreement with another director, officer or board observer, as the case may be, containing terms more favorable to the indemnitee thereof than the terms contained herein, Indemnitee will be afforded the benefit of such more favorable terms and such more favorable terms will automatically be deemed incorporated by reference herein as if set forth in full herein. As promptly as practicable following the execution thereof, to the extent Indemnitee has not provided written notice to the Company electing to decline the more favorable terms, the Company will (a) send a copy of the agreement containing such more favorable terms to Indemnitee, and (b) prepare, execute and deliver to Indemnitee an amendment to this Agreement containing such more favorable terms.

17. Amendments. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

18. Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs, executors, administrators, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation, or otherwise) to all, substantially all, or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

19. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law (a) the validity, legality, and enforceability of such provision in any other circumstance and of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal, or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to the Indemnitee to the fullest extent set forth in this Agreement.

20. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified, or registered mail:

(a) if to Indemnitee, to the address set forth on the signature page hereto.

(b) if to the Company, to:

Calumet, Inc.

Attn: [OFFICER]

[2780 Waterfront Parkway East Drive, Suite 200]

[Indianapolis, Indiana 46214]

Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing.

21. Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works. The Company and Indemnitee hereby irrevocably and unconditionally: (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court and not in any other state or federal court in the United States, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works, and (c) waive, and agree not to plead or make, any claim that the Delaware Court lacks venue or that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum, unless otherwise required by the law of the state in which the Indemnitee primarily resides and works.

22. Headings. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

23. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CALUMET, INC.

By:
Name:
Title:

Signature Page to Indemnification Agreement

INDEMNITEE

[NAME OF DIRECTOR/OFFICER]

Address:

Signature Page to Indemnification Agreement